Exhibit 10.1

CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE

THIS CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE (hereinafter referred to as the “Agreement”) is made and entered into, effective July 17, 2023, by and between Transportation Insight, LLC (“TI”) and Psychemedics Corporation (“PMD”)(TI and PMD are sometimes jointly referred to as the “Parties”, and individually referred to as a “Party”).

W I T N E S S E T H:

WHEREAS, this matter involves claims arising out of a Master Transportation Management Services Agreement, and SOWs executed thereunder, all dated June 2, 2021, between TI and PMD (“Contract”);

WHEREAS, TI filed suit against PMD in Transportation Insight, LLC v. Psychemedics Corporation, Superior Court of Fulton County, Georgia, Civil Action File No. 2022CV369227 (“Litigation”);

WHEREAS, TI alleged breaches of the Contract by PMD, which PMD denied and PMD alleged breaches of the Contract by TI, which TI denied; and

WHEREAS, the Parties have reached a resolution of all claims raised, or which could have been raised, in connection with the Litigation.

NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	Payment of Amount: PMD shall pay the total sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) to TI in three installments, the first in the amount of $166,666.67 within thirty (30) days of the execution of this Agreement by the Parties, the second in the amount of $166,666.67 on or before December 31, 2023, and the third in the amount of $166,666.66 on or before December 31, 2024.

2.	Consent Judgment: Contemporaneously with the execution of this Agreement, counsel for the Parties the will execute a Consent Judgment in the form attached hereto as Exhibit “1,” holding PMD liable to TI for Six Hundred Seventy-Five Thousand and 00/100 dollars ($675,000.00) less amounts previously paid towards the Settlement Amount, plus reasonable attorney’s fees and expenses arising from the breach or breaches of this Agreement and any interest owed (the “Consent Judgment”), which shall survive the dismissal of the Litigation contemplated herein. TI shall hold the Consent Judgment and shall not submit it to the Court unless PMD fails to make the payments set forth in Section 1 above, and PMD fails to cure such payment default within thirty (30) days of receipt of written notice from TI of such alleged default. If the payments are made as set forth in Section 1 above, then TI shall destroy the Consent Judgment.

3.	Dismissal of the Litigation: On or before 10 days after the date of execution of this Agreement, the Parties shall submit the Consent Order On Dismissal Of Existing Claims With Prejudice And Retention Of Jurisdiction Over Settlement attached hereto as Exhibit “2” (the “Dismissal Order”) in the Litigation. In the event the Court will not execute the Dismissal Order, the Parties will work together in good faith to accomplish a dismissal or stay of the Litigation that preserves this Agreement and the ability to enter the Consent Judgment if there is a default of this Agreement.

4.	Mutual Releases.

4.1.	Full Release of TI by PMD As a material inducement to TI entering into this Agreement, PMD (“PMD Entities”), effective immediately upon the execution of this Agreement by all Parties, on behalf of itself and on behalf of its attorneys, insurers, agents, representatives, assigns, heirs, spouse, beneficiaries, predecessors, successors, affiliates, principals, partners, members, managers, directors, officers, current and former employees, parent organizations, subsidiaries, and all other persons or entities claiming by, through, or under PMD Entities, hereby fully remise, release, acquit, and forever discharge TI, and all of its affiliates’ respective attorneys, insurers, agents, representatives, assigns, heirs, spouses, beneficiaries, predecessors, successors, affiliates, principals, partners, members, managers, directors, officers, current and former employees, parent organizations, and subsidiaries from any and all claims, including but not limited to, any and all injuries, damages, breaches, complaints, liabilities, obligations, demands, actions, causes of action, suits, rights, frauds, debts, losses, attorneys’ fees, and litigation expenses, whether in law, in equity, or otherwise, whether known or unknown, whether contingent or fixed, from the beginning of time to, through, and including the effective date of this Agreement, including, but not limited to, any claims that arise out of, or are related to, in any way to the matters set forth herein, except for any breach of the obligations set forth herein. Nothing herein prevents the Parties hereto from bringing any claim that is based upon any other claim, action, or omission that occurs after the date of this Agreement, or claims to enforce this Agreement.

4.2.	Full Release of PMD Entities by TI. As a material inducement to PMD entering into this Agreement, TI (“TI Entities”) effective immediately upon the execution of this Agreement by all Parties, on behalf of itself and its respective attorneys, insurers, agents, representatives, assigns, heirs, beneficiaries, predecessors, successors, affiliates, stockholders, principals, partners, members, managers, directors, officers, current and former employees, parent organizations, subsidiaries, and all other persons or entities claiming by, through, or under TI Entities, hereby fully remise, release, acquit, and forever discharge PMD Entities and all of their respective attorneys, insurers, agents, representatives, assigns, heirs, spouses, beneficiaries, predecessors, successors, from any and all claims, including but not limited to, any and all injuries, damages, breaches, complaints, liabilities, obligations, demands, actions, causes of action, suits, rights, frauds, debts, losses, attorneys’ fees, and litigation expenses, whether in law, in equity, or otherwise, whether known or unknown, whether contingent or fixed, from the beginning of time to, through, and including the effective date of this Agreement, including, but not limited to, any claims that arise out of, or are related to, in any way to the matters set forth herein, except for any breach of the obligations set forth herein. Nothing herein prevents the Parties hereto from bringing any claim that is based upon any other claim, action, or omission that occurs after the date of this Agreement, or claims to enforce this Agreement.

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4.3.	No Other Proceedings. Each of the Parties represents and warrants that it is not aware of any claims, demands, actions, causes of action and suits, investigations, arbitrations or proceedings that any natural person or legal person that is not a Party to the Agreement is asserting or conducting, or plans to assert or conduct, against or concerning any of the parties released in this Agreement. Each of the Parties agrees not to assist any natural or legal person in the future with any claims, demands, actions, causes of action and suits, investigations, arbitrations or proceedings against any of the other Parties released in this Agreement.

4.4.	General Matters Regarding Releases. Each Party to this Agreement hereby represents and warrants to the other Parties hereto that with respect to each release made herein by such Party: (i) such Party has not previously assigned, conveyed, transferred, or encumbered any rights, claims, or interests that it or he has or may have arising from any of the matters released herein; (ii) such Party acknowledges that it or she may hereafter discover facts in addition to or different from those which it or he now knows or believes to be true with respect to its or her relationship with the Party or Parties being released, but that the releasing Party intends to settle and release fully, finally, and forever all obligations and claims, and, in furtherance of such intention, the releases given, shall be, and remain in effect as full and complete releases, notwithstanding the discovery or existence of any such additional or different facts; and (iii) IT IS THE EXPRESS INTENTION OF THE RELEASING PARTY THAT SUCH PARTY’S RELEASE BE GENERAL AND AS BROAD AS PERMITTED BY LAW FOR SUCH MATTERS EXISTING OR ARISING AT ANY TIME PRIOR TO, OR AT THE TIME OF, THE EXECUTION OF THIS AGREEMENT EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

5.	Covenant Not to Sue.

5.1.	The Parties, for themselves and on behalf of any person releasing claims in Section 4 above, hereby warrant, represent, and covenant that they are not parties to, and are not aware of, any pending action against each other, or any of them, relating to the subject matter of this Agreement.

5.2.	The Parties, for themselves and on behalf of any person releasing claims in Section 4 above, further warrant, represent, and covenant that they will not file any action in the future or otherwise make a claim, arising out of, or relating to, the claims referenced herein against any person or entity released in Section 4 above, except if necessary to enforce the terms of this Agreement.

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6.           Attorneys’ Fees and Mediation Fees. Each party shall be responsible for their own attorney’s fees and expenses and each party shall pay one-half of the mediation fees due the mediator.

7.           Attorneys’ Fees in Enforcement. In any action or proceeding brought by a Party to enforce any provision of this Agreement, the prevailing Party shall be entitled to recover the reasonable costs and expenses incurred by it in connection with that action or proceeding, including but not limited to attorneys’ fees and expenses.

8.           Venue, Jurisdiction, and Governing Law.

8.1.	This Agreement shall be governed in all respects by, and construed in accordance with, the laws of the State of Georgia, without regard to conflicts of law principles.

8.2.	The Parties agree that the sole and exclusive forum and venue for any claims arising or brought under this Agreement and any dispute relating to this Agreement shall be the Superior Court of Fulton County, State of Georgia.

9.           Notice and Cure Provision. If a Party believes that this Agreement has been breached, the Party will provide written notice of the alleged breach to the other Parties prior to seeking court intervention. The notice must set forth the alleged breach(es) and the factual basis for the Party’s belief that there has been a breach.  As used herein, “notice” shall mean a written document which is either delivered personally or sent by regularly scheduled overnight commercial courier service to the address of the Party to be notified as set forth below:

If to TI:

Stephen L. Palmer, VP & General Counsel

Transportation Insight, LLC

310 Main Avenue Way SE

Hickory, NC 28602

With a copy to;

Steven G. Hall

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

3414 Peachtree Road, NE

Monarch Plaza, Suite 1500

Atlanta, GA 30326

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If to PMD:

Raymond Kubacki, Chief Executive Officer

Psychemedics Corporation

289 Great Road

Acton, MA 01720

With a copy to:

Peter A. Biagetti, Esq.

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY and POPEO, P.C.

One Financial Center

Boston, Massachusetts 02111

And

Brendan J. McCarthy, Esq.

Andre Kill & McCarthy, LLP

244 Roswell Street, Suite 1000

Marietta, Georgia 30060

Any such notice shall be effective upon the earlier of (a) receipt by the Party to be notified, or (b) if by overnight courier, the next business day after delivery to the Party being notified (hereinafter referred to as the “Effective Date,” as applicable). The Party alleged to be in breach shall have thirty (30) days from the Effective Date of the notice to cure the breach. If the alleged breach is not cured within said thirty (30) days, then the aggrieved Party may seek court intervention to address the alleged breach.

10.         Opportunity to Review, Voluntary Agreement, and Authority to Release Claims.

10.1.	All Parties acknowledge they had the opportunity to review the terms of this Agreement with counsel of their choosing, and did in fact have counsel of their choosing review the terms of this Agreement, prior to execution.

10.2.	The Parties acknowledge that they have entered this Agreement entirely voluntarily.

10.3.	The Parties each acknowledge that they have read this Agreement and that they fully understand its contents and the nature and extent of the rights and obligations set forth herein.

10.4.	The Parties specifically represent and warrant that this Agreement is executed without reliance upon any statement or representation, except as set forth herein.

10.5.	Each Party warrants and represents that the person executing this Agreement on its behalf is authorized to do so.

10.6.	The Parties further represent and warrant that they are the owners, individually and/or in a representative capacity, of all claims relating to the Litigation, that they have not assigned, directly or indirectly, the claims released in this Agreement, that such claims are free and clear of any liens or encumbrances, and that they are free to release such claims.

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11.         No Admission of Liability. This Agreement represents the compromise of disputed claims. This Agreement shall not in any way be construed as an admission of any wrongdoing whatsoever by any of the Parties. The Parties state that they each enter into this Agreement solely for the purpose of resolving this matter economically and to avoid the expense and uncertainties of further litigation.

12.         Confidentiality of this Agreement. Each Party hereby covenants and agrees that it will keep confidential and not disclose, nor cause to be disclosed, any term of this Agreement to any person or entity, except (a) to any of its attorneys, accountants, advisors, or employees who have a legitimate and reasonable business need for access to such information and who shall have agreed to keep the terms of this Agreement confidential prior to the receipt of such terms, or (b) in connection with due diligence activities undertaken in the context of a potential acquisition or merger of or with either Party by another entity, and then only to prospective acquiring or merging entity’s attorneys, accountants, advisors, or employees who have a legitimate and reasonable business need for access to such information and who shall have agreed to keep the terms of this Agreement confidential prior to the receipt of such terms; (c) to any person or entity to whom such Party shall be compelled to disclose the terms of this Agreement by subpoena or court order or as otherwise compelled by law, including any disclosures required by applicable securities laws or regulations, or (d) as may be reasonably necessary in connection with the enforcement hereof.

13.         Non-Disparagement: The Parties to this Agreement, including their officers, directors, employees, and agents, agree they will not disparage in any way the other party, their officers, directors, employees or agents regarding the events that led to the Litigation. More specifically, the Parties acknowledge and agree that they will not, whether in writing or orally, in any forum, malign, denigrate or disparage each other or any of their predecessors or successors, or any of their current or former directors, managers, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of the events that are alleged in or formed the basis of the claims set forth in the Litigation. Disclosure of information that that is required to be disclosed pursuant to any applicable law, court order, subpoena, compulsory process of law or governmental decree, or that the Parties provide to a government agency in the course of a governmental investigation, shall not constitute a violation or breach of this; provided that, if reasonably possible, the Party compelled to disclose provides the other Party of Parties notice of any required disclosure promptly before making such disclosure if such notice is not prohibited by applicable law, court order, subpoena, compulsory process of law or governmental decree. If otherwise requested for comment, the Parties shall state “TI assisted Psychemedics in renegotiating a highly beneficial contract with its shipping carrier and the dispute between Psychemedics and TI was settled to the satisfaction of all concerned.”

14.         Entire Agreement.

14.1.	The Parties hereby covenant and agree that this Agreement sets forth all of the promises, covenants, agreements, conditions, and understandings between the Parties with respect to the subject matter herein and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, except as otherwise set forth herein.

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14.2.	This Agreement shall not be amended or modified except in a writing signed by all of the Parties.

15.         Severability and Modification. Should any provision of this Agreement be determined by any court or arbitrator having competent jurisdiction to be illegal or invalid, the validity of the remaining provisions shall not be affected, and any illegal or invalid provision shall be deemed not to be part of this Agreement, the remainder of which shall remain in full force and effect.

16.         Further Documents. Each Party shall execute any and all other documents reasonably necessary to carry out the intent of this Agreement.

17.         Construction. This Agreement is and shall be deemed to have been jointly drafted and written by the Parties to it and shall not be construed or interpreted against any one Party to the Agreement. Whenever the singular form is used in this Agreement, and when required by the context, the same shall include the plural and vice versa. When used in this Agreement, each masculine, feminine and neutral pronoun shall include the other genders.

18.         Time. The Parties acknowledge and agree that time is of the essence to the performance of all obligations to be performed under this Agreement. The representations, warranties and covenants of the parties set forth in this Agreement shall survive without limitation.

19.         Counterparts and Effectiveness of Agreement. This Agreement shall not become effective until and unless all Parties have duly executed the Agreement. This Agreement may be executed in any number of counterparts (a “counterpart”), each of which shall be deemed to be an original as against any Party whose signature appears thereon, and all of such counterparts shall together constitute one and the same instrument. An e-mail or other electronic transmission of a signature on this Agreement shall constitute an original signature for all purposes. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the Parties reflected hereon as the signatories.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties, through their appropriate officers or agents, have executed this Agreement, effective on the date first written above.

Transportation Insight, LLC

By: /s/ Stephen L. Palmer
Print Name: Stephen L. Palmer
Title: VP & General Counsel

Psychemedics Corporation

By: /s/ Raymond C. Kubacki
Print Name: Raymond C. Kubacki
Title: CEO

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